SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) January 27, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated January 27, 1999.

                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




January 27, 1999

                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               January 27, 1999.

                                                     EXHIBIT 99



                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



    DUPONT REPORTS FOURTH QUARTER AND FULL YEAR 1998 EARNINGS
    ---------------------------------------------------------


        Wilmington, Del., Jan., 27 -- DuPont reported fourth quarter diluted earnings per share from continuing operations before nonrecurring items of $.60, down 8 percent versus the fourth quarter 1997 but 13 percent above the third quarter 1998.
        For the full year 1998, diluted earnings per share from continuing operations before nonrecurring items were $2.55 per share, down 6 percent versus a record $2.70 in 1997. Including discontinued operations, diluted earnings per share before nonrecurring and extraordinary items for the fourth quarter and the full year were $.61 and $3.07, respectively.
                  UNDERLYING EARNINGS COMPARISONS
                  -------------------------------
                            4th       4th
                          Quarter   Quarter   Full Year   Full Year
  (per share diluted)      1998      1997       1998        1997
                          -------   -------   ---------   ---------
Continuing Operations      $.60      $.65       $2.55       $2.70
Discontinued Operations     .01       .18         .52         .85
                           ----      ----       -----       -----
Total                      $.61      $.83       $3.07       $3.55
                           ====      ====       =====       =====
4th Quarter Highlights
----------------------
     o Recorded the second highest ever underlying after-tax operating income from continuing operations for a fourth quarter.

     o Completed divestiture of 30 percent of the Company's interest in Conoco via a $4.2 billion initial public offering.

     o Completed sale of substantially all the Company's remaining interest in coal operations.

     o Announced agreement to purchase Hoechst AG's automotive coatings business (Herberts) for DM 3.1 billion
        (approximately $1.9 billion.)

        "Despite a challenging economic environment in which DuPont faced continued downward pressure on selling prices and a $.15 per share negative currency impact, underlying earnings of $2.55 per share from continuing operations for the year were only 6 percent below 1997," said DuPont Chairman and Chief Executive Officer Charles O. Holliday, Jr. "After four years of record earnings, we are disappointed by these results but not dis-couraged for the future. In this environment almost half of our business units successfully increased their earnings year over year."
        Holliday added, "Our view of the global economy suggests several more quarters of low volume growth and continued price pressure. We are responding to these market challenges and developing appropriate opportunities. Lower raw material costs and more favorable currency comparisons, combined with results from our productivity focus should all contribute to our ability to weather this cycle more favorably than in the past."
Reported Earnings - Including Nonrecurring Items
------------------------------------------------
        Fourth quarter diluted earnings from continuing opera-tions including nonrecurring items were $.68 per share compared to $.06 per share in 1997. The current quarter includes non-recurring items as detailed in the accompanying footnotes total-ing a net benefit of $.08 per share. The fourth quarter 1997 included nonrecurring charges totaling $.59 per share, princi-pally the write-off of in-process R&D related to acquisitions.

        Including nonrecurring items, diluted earnings from discontinued operations for the fourth quarter were $2.14 per share compared to $.17 per share for the fourth quarter 1997.
The current quarter includes a net nonrecurring gain of $2.13 per share, principally reflecting a gain from the issuance of stock in the Conoco IPO.  Fourth quarter 1997 included a $.01 net
charge for nonrecurring items.
        Total Company earnings including the nonrecurring items described above were $2.82 per share for the fourth quarter and $3.90 for the year, compared to $.23 and $2.08 per share, respectively, earned in 1997.
                  DILUTED EARNINGS ($) PER SHARE
                  ------------------------------
                            4th       4th
                          Quarter   Quarter   Full Year   Full Year
                            1998      1997      1998        1997
                          -------   -------   ---------   ---------
Continuing Operations
---------------------
Underlying                 $ .60      $.65      $2.55       $2.70
Reported                     .68       .06       1.43        1.24

Discontinued Operations
-----------------------
Underlying                   .01       .18        .52         .85
Reported                    2.14       .17       2.65         .84

Extraordinary Item           --        --        (.18)        --
------------------

Total Company
-------------
Underlying*                  .61       .83       3.07        3.55
Reported                    2.82       .23       3.90**      2.08


--------------------
 *Includes per share amounts from discontinued operations.
**Includes 3Q98 extraordinary charge of $.18 per share for early redemption of debt.

Results From Continuing Operations
----------------------------------
        For the year, sales were $24.8 billion, up 3 percent from $24.1 billion in 1997. Sales from acquisitions added roundly $2.1 billion or 9 percent. After-tax operating income from continuing operations before nonrecurring items for the year 1998 was $3.2 billion versus $3.3 billion in 1997.
    Segment Analysis
    ----------------
        The following compares the full year 1998 with prior year for segment results from continuing operations before nonrecurring items described in the accompanying footnotes.
        Chemicals segment earnings were $662 million compared with $590 million earned last year, up 12 percent, principally due to higher earnings from white pigments. Segment sales of $4.1 billion were 4 percent lower, reflecting an 8 percent decline from lower sales volume and divested hydrogen peroxide production. Segment selling prices were up 4 percent prin-cipally reflecting higher white pigment prices.
        Fibers segment earnings were $843 million, 12 percent below the $962 million earned in 1997. This principally reflects lower "Dacron" polyester and "Lycra" spandex earnings. "Dacron" polyester had significant declines in volume and selling prices resulting from competitive pressures and imports. "Lycra" spandex results were principally affected by weakness in Europe. Segment sales of $7.3 billion were down 5 percent as selling prices averaged 3 percent lower and sales volumes
2 percent lower.

        Earnings for the polymers segment were $925 million, up 2 percent from the $911 million earned in 1997, reflecting improved results from engineering polymers and fluoropolymers, offset by lower earnings from automotive products. Segment sales of $6.9 billion, sales volume, and selling prices were flat versus 1997.
        Life Sciences segment earnings were $500 million, down 17 percent from $603 million in 1997. Pharmaceuticals earnings were 15 percent higher reflecting higher ownership in the second half due to the buy out of Merck's interest in DuPont Merck Pharmaceuticals, improved results from "Coumadin" warfarin sodium and the successful launch of SustivaTM, a new drug for the treatment of HIV and AIDS. Agricultural Products earnings were 29 percent lower, reflecting lower worldwide prices and lower U.S. volumes for crop protection products. Segment sales of $3.4 billion were up 33 percent reflecting $1.2 billion of additional revenue from acquisitions (principally pharmaceu-ticals).
        Diversified businesses earnings were $275 million, up
3 percent from $268 million in 1997. This reflects the absence of losses incurred last year from the now divested printing and publishing business, partly offset by earnings declines in the polyester related businesses. Segment sales were $3.2 billion, up 13 percent from $2.8 billion in 1997. This reflects addi-tional sales from acquired businesses, partly offset by absence of sales of divested businesses and 6 percent lower prices.

Results From Discontinued Operations
------------------------------------
        For the year 1998, income from discontinued operations before nonrecurring items was $608 million after tax, down
38 percent from $979 million in 1997. This decline is princi-pally attributable to lower worldwide oil and gas prices.
Please refer to the press release issued by Conoco today for additional information and perspective regarding its operations. Income from discontinued operations including nonrecurring items was $3,033 million for the year 1998, compared to $973 million in 1997.

                               ###

        Forward-Looking Statements: This release contains forward-looking statements relating to DuPont's operations that are based on management's current expectations, estimates and projections. These statements are identified by words such as "looking ahead," "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially, as discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its Current Report on Form 8-K filed on November 13, 1998.


1/27/99


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                      Three Months Ended            Year Ended
CONSOLIDATED INCOME STATEMENT<Fa>                                        December 31                December 31
----------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                                 1998       1997         1998        1997
---------------------------------------------------------------------------------------------------------------------
SALES .............................................................   $ 6,099    $ 5,903       $24,767     $24,089
Other Income<Fb> ..................................................       356        169           981       1,005
                                                                      -------    -------       -------     -------
    Total .........................................................     6,455      6,072        25,748      25,094
                                                                      -------    -------       -------     -------
Cost of Goods Sold and Other Expenses .............................     4,196      4,216        16,972      16,636
Selling, General and Administrative Expenses ......................       588        534         2,115       2,061
Depreciation and Amortization .....................................       385        346         1,452       1,361
Interest Expense ..................................................       104        121           520         389
Purchased In-Process Research and Development<Fc> .................       (58)       628         1,443       1,478
Employee Separation Costs and Write-Down of Assets<Fd> ............        56        -             633         340
                                                                      -------    -------       -------     -------
    Total .........................................................     5,271      5,845        23,135      22,265
                                                                      -------    -------       -------     -------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
  MINORITY INTERESTS ..............................................     1,184        227         2,613       2,829
Provision for Income Tax Expenses .................................       398        147<Fc>       941       1,354<Fc>
Minority Interests in Earnings of Consolidated Subsidiaries .......         5          9            24          43
                                                                      -------    -------       -------     -------
INCOME FROM CONTINUING OPERATIONS .................................       781         71         1,648       1,432
DISCONTINUED OPERATIONS
  Income from Operations of Discontinued Business, Net of Income
    Taxes<Fa> .....................................................       -          191           594         973
  Gain on Disposal of Discontinued Business, Net of Income
    Taxes<Fa> .....................................................     2,439        -           2,439         -
                                                                      -------    -------       -------     -------
INCOME BEFORE EXTRAORDINARY ITEM ..................................     3,220        262         4,681       2,405
Extraordinary Charge From Early Extinguishment of Debt, Net of
  Income Taxes<Fe> ................................................       -          -            (201)        -
                                                                      -------    -------       -------     -------
NET INCOME ........................................................   $ 3,220    $   262       $ 4,480     $ 2,405
                                                                      =======    =======       =======     =======


BASIC EARNINGS PER SHARE OF COMMON STOCK<Ff>
  Continuing Operations ...........................................   $   .69    $   .06       $  1.45     $  1.26<Fg>
  Discontinued Operations .........................................      2.17        .17          2.69<Fg>     .86<Fg>
  Extraordinary Charge ............................................       -          -            (.18)        -
                                                                      -------    -------       -------     -------
  Net Income ......................................................   $  2.86    $   .23       $  3.96<Fg> $  2.12
                                                                      =======    =======       =======     =======
DILUTED EARNINGS PER SHARE OF COMMON STOCK<Ff>
  Continuing Operations ...........................................   $   .68    $   .06       $  1.43<Fg> $  1.24
  Discontinued Operations .........................................      2.14        .17          2.65<Fg>     .84<Fg>
  Extraordinary Charge ............................................       -          -            (.18)        -
                                                                      -------    -------       -------     -------
  Net Income ......................................................   $  2.82    $   .23       $  3.90     $  2.08<Fg>
                                                                      =======    =======       =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK                                   $   .35    $  .315       $ 1.365     $  1.23
                                                                      =======    =======       =======     =======

[FN]

NOTES TO CONSOLIDATED INCOME STATEMENT
--------------------------------------
<Fa> Discontinued Operations:
     On September 28, 1998, the Company's Board of Directors approved a plan to divest the Company's wholly owned petroleum business (Conoco). On October 21, 1998, Conoco sold, in an initial public offering (IPO), 191,456,427 shares of Conoco Class A common stock at $23.00 per share for net proceeds of $4,228. The Company intends to complete the divestiture with a tax-free split off of its remaining Conoco shares (69.5%) to DuPont shareholders no later than third quarter 1999. The Company has not recognized a deferred tax liability for the difference between the book basis and tax basis of its investment in Conoco's common stock because the Company does not expect this basis difference to become subject to tax. The Company's consolidated financial statements and notes report its petroleum business as Discontinued Operations. Prior periods have been restated. Fourth quarter results reported by Conoco to its shareholders are on a standalone basis and differ from results based on discontinued operations reporting as discussed below.

     Income from Operations of Discontinued Business reflects income taxes of $267, $311, and $921 for the three months ended
     December 31, 1997 and for the years ended December 31, 1998 and 1997, respectively. The fourth quarter 1997 and year ended December 31, 1997 include charges of $112 for impairment of non-revenue producing properties and $55 for a write-down of an office building held for sale, substantially offset by a $161 gain on the sale of certain North Sea producing and exploration properties.

     Effective October 1, 1998, Conoco's results are reported as part of Gain on Disposal of Discontinued Business. For the three months ended December 31, 1998, such gain is $2,439. This includes a loss from Conoco's operations of $148 (after a tax benefit of $116 and a minority interest benefit of $45). This loss includes nonrecurring charges of $164: $127 for compensation expense for options granted by Conoco in substitution for DuPont options held by Conoco employees, $69 for employee separation costs and property impair-ments, partially offset by $32 of asset sales.

<Fb> Fourth quarter 1998 includes a $217 gain on the sale of substan-
     tially all of the Company's remaining interest in CONSOL Energy Inc. Also, effective July 1, 1998, Other Income no longer reflects equity affiliate earnings from The DuPont Merck Pharmaceutical Co. (DuPont Merck) as these results are now fully consolidated due to the purchase of Merck's 50% interest in DuPont Merck.

     Total year 1997 includes a benefit of $115 from the Company's equity interest in the gain on the sale by The DuPont Merck Pharmaceutical Co. (now DuPont Pharmaceuticals) of its generic and multisource product lines.

[FN]

--------------------------------------
<Fc> Purchased In-Process Research and Development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced but not yet completed at the date of acquisition, for which tech-nological feasibility has not been established and which have no alternative future use in research and development activities or otherwise.

     The fourth quarter 1998 net benefit represents adjustments, based on revision of preliminary purchase price allocations to purchased in-process research and development, in conjunction with 1) the purchase of Merck's 50% interest in The DuPont Merck Pharmaceutical Company (reduction of $70) and 2) the purchase of the ICI polyester businesses (increase of $12).

     Total year 1998 includes $1,230 for DuPont Pharmaceuticals, $153 for the polyester businesses and $60 to increase, based on revision of preliminary purchase price allocations, the $500 charge taken in the fourth quarter 1997 in connection with the purchase of Protein Technologies International (PTI).

     Fourth quarter 1997 represents the $500 charge for PTI based on preliminary allocations of purchase price (indicated above), a charge of $53, based on revision of preliminary purchase price allocations in conjunction with the purchase of a 20 percent interest in Pioneer Hi-Bred International, Inc. (Pioneer) and a charge of $75, based on preliminary allocations of purchase price, in conjunction with the purchase of the ICI polyester businesses.

     Total year 1997 includes a charge of $903 for Pioneer, and the fourth quarter 1997 charges of $500 for PTI and $75 for the ICI polyester businesses as discussed above. The charges associated with Pioneer and PTI were not tax effected because these trans-actions were stock acquisitions rather than asset purchases.

<Fd> Fourth quarter 1998 includes a $56 impairment write-down to fair value of certain Pharmaceuticals assets.

     In addition, total year 1998 includes $391 resulting from the implementation of Company-wide productivity improvement initiatives ($202 associated with separation costs for over 2,600 employees and $189 in asset write-downs, principally due to shutdown and disman-tlement of excess production capacity); $108 of employee separation costs and $78 for the shutdown of related manufacturing facilities within the Nylon business.

     1997 represents charges, primarily write-downs, associated with exiting the Company's global graphic arts films and offset printing plates businesses.

[FN]

--------------------------------------
<Fe> During 1998, the Company recognized an extraordinary after-tax charge of $201 ($275 pretax, less taxes of $74) for the early extinguishment of debt with an aggregate principal amount of $1,633.

<Ff> Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                 Three Months Ended                 Year Ended
                    December 31                     December 31
            -----------------------------   ----------------------------
                Basic          Diluted          Basic          Diluted
            -------------   -------------   -------------   -------------
     1998   1,126,504,245   1,139,231,632   1,128,826,525   1,145,347,028
     1997   1,131,053,603   1,148,485,338   1,130,755,483   1,149,803,450

<Fg> Year to date earnings per share do not equal the sum of quarterly earnings per share due to changes in average share calculations.



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED INDUSTRY SEGMENT INFORMATION -                Three Months Ended              Year Ended
CONTINUING OPERATIONS                                         December 31                  December 31
------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1998            1997         1998            1997
-----------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ...........................................   $ 1,019         $ 1,084       $ 4,113         $ 4,267
Fibers ..............................................     1,716           1,932         7,281           7,680
Polymers ............................................     1,725           1,724         6,858           6,830
Life Sciences .......................................       890             461         3,355           2,518
Diversified Businesses ..............................       749             702         3,160           2,794
                                                        -------         -------       -------         -------
    Total ...........................................   $ 6,099         $ 5,903       $24,767         $24,089
                                                        =======         =======       =======         =======
AFTER-TAX OPERATING INCOME (LOSS)<Fa><Fb>
-----------------------------------------
Chemicals ...........................................   $   172         $   163       $   647 <Fc>    $   590
Fibers ..............................................       193             260           631             962
Polymers ............................................       256             227           898             911
Life Sciences .......................................        46<Fd>        (516)<Fe>     (429)<Fd>       (790)<Fe>
Diversified Businesses ..............................       178<Ff>          18 <Fg>      193 <Ff>        (15)<Fg>
                                                        -------         -------       -------         -------
    ATOI from Continuing Operations .................       845             152         1,940           1,658

Interest and Other Corporate Expenses, Net of Tax ...       (64)            (81)         (292)           (226)
                                                        -------         -------       -------         -------
NET INCOME FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM .........................   $   781         $    71       $ 1,648         $ 1,432
                                                        =======         =======       =======         =======

<Fa> Prior periods have been restated to reflect the petroleum business as discontinued operations.

<Fb> Total year 1998 includes a charge of $256 resulting from a Company-wide productivity improvement initiative (Chemicals - $51; Fibers - $82; Polymers - $27; Life Sciences - $16; and Diversified Businesses - $80) and charges of $130 within the Fibers segment attributable to employee separation costs and the shutdown of related manufacturing facilities.

<Fc> Includes a $36 gain on the sale of Hydrogen Peroxide assets, in addition to the charge in Note (b).

<Fd> Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced but not yet completed at the date of acquisition, for which technological feasibility has not been established and which have no alternative future use in research and development activities or otherwise.


[FN]

--------------------------------------
     The fourth quarter 1998 includes a benefit, based on revision of preliminary purchase price allocations to purchased in-process research and development, of $46 in conjunction with the purchase of Merck's 50% interest in The DuPont Merck Pharmaceutical Company (DuPont Merck) and, in addition, a $54 impairment write-down to fair value of certain Pharmaceutical assets.

     In addition to the charge indicated in Note (b), total year 1998 includes a charge of $799 related to purchased in-process research and development for DuPont Pharmaceuticals, the $54 impairment write-down indicated above, and a $60 charge to increase, based on revision of preliminary purchase price allocations, the $500 charge taken in the fourth quarter 1997, of the purchase price allocation related to purchased in-process research and development in conjunction with the purchase of Protein Technologies International (PTI).

<Fe> Includes a charge of $553 ($53 for a charge, based on revision of preliminary purchase price allocations to purchased in-process research and development, in conjunction with the purchase of 20 percent interest in Pioneer Hi-Bred International, Inc. (Pioneer) and $500 for the purchase of PTI) for the fourth quarter 1997, and $1,403 ($903 for Pioneer and $500 for PTI) for the total year 1997, related to purchased in-process research and development. The charges associated with Pioneer and PTI were not tax effected because these transactions were stock rather than asset purchases. Also includes a charge of $62 for the quarter and the year associated with the "Benlate" 50 DF fungicide recall. In addition, the year includes a benefit of $72 from the Company's equity interest in the gain on the sale by DuPont Merck (now DuPont Pharmaceuticals) of its generic and multisource product lines.

<Ff> Fourth quarter includes a gain of $121 on the sale by the Company of substantially all of its remaining interest in CONSOL Energy Inc., a 50/50 coal operations joint venture, and a charge of $14, based on revision of preliminary purchase price allocations to purchased in-process research and development, in conjunction with the purchase of the ICI polyester businesses.

     In addition to the charge indicated in Note (b), total year 1998 includes a charge of $123, based on revision of preliminary purchase price allocations to purchased in-process research and development, in conjunction with the purchase of the ICI polyester businesses, offset by the $121 gain on the sale of substantially all of the Company's remaining interest in CONSOL Energy Inc.

<Fg> Includes a fourth quarter charge of $63, based on preliminary allocations of purchase price to purchased in-process research and development, in conjunction with the purchase of the ICI polyester businesses. Total year also includes $220 associated with exiting the Company's global graphics arts films and offset printing plates businesses.



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED INDUSTRY SEGMENT INFORMATION
EXCLUDING IMPACT OF NONRECURRING ITEMS -                   Three Months Ended              Year Ended
CONTINUING OPERATIONS                                         December 31                  December 31
------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1998            1997          1998            1997
-----------------------------------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME
--------------------------
Chemicals ...........................................    $  172          $  163        $  662          $  590
Fibers ..............................................       193             260           843             962
Polymers ............................................       256             227           925             911
Life Sciences .......................................        54              99           500             603
Diversified Businesses ..............................        71              81           275             268
                                                         ------          ------        ------          ------
  ATOI from Continuing Operations ...................       746             830         3,205           3,334

Interest and Other Corporate
  Expenses, Net of Tax ..............................       (64)            (81)         (292)           (226)
                                                         ------          ------        ------          ------
NET INCOME FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM .........................    $  682          $  749        $2,913          $3,108
                                                         ======          ======        ======          ======
